SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED DECEMBER 27, 2000
(To Prospectus dated November 13, 2000)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                            Countrywide Home Loans
                                 Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 2000-11
                                    Issuer

                               ----------------


The Class A-4 certificates
represent obligations of
the trust only and do not
represent an interest in or
obligation of CWMBS,                The Class A-4 Certificates
Inc., Countrywide Home
Loans, Inc., Countrywide            o  This supplement relates to the offering of the Class A-4 certificates of the
Home Loans Servicing LP                series referenced above. This supplement does not contain complete
or any of their respective             information about the offering of the Class A-4 certificates. Additional
affiliates.                            information is contained in the prospectus supplement dated December 27,
                                       2000 prepared in connection with the offering of the offered certificates of
This supplement may be                 the series referenced above and in the prospectus of the depositor dated
used to offer and sell the             November 13, 2000. You are urged to read this supplement, the prospectus
offered certificates only if           supplement and the prospectus in full.
accompanied by the
prospectus supplement and           o  As of November 25, 2002, the class certificate balance of the Class A-4
the prospectus.                        certificates was approximately $20,000,000.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-4 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 17, 2002

                               THE MORTGAGE POOL

     As of November 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 109 Mortgage Loans having an aggregate Stated Principal Balance of approximately $40,608,401.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                       As of
                                                                    November 1,
                                                                       2002
     Total Number of Mortgage Loans................................    109
     Delinquent Mortgage Loans and Pending Foreclosures at
     Period End (1)
          30-59 days...............................................   3.67%
          60-90 days...............................................   0.92%
          91 days or more (excluding pending foreclosures).........   1.83%
                                                                      -----
          Total Delinquencies......................................   6.42%
                                                                      =====
     Foreclosures Pending (1)......................................   2.75%
                                                                      -----
     Total Delinquencies and foreclosures pending (1)..............   9.17%
                                                                      =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in summary format.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $31.164 billion at September 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of the actual experience on the Mortgage Loans (totals may mot add due to rounding):

                                                                                                        At            At
                                                              At February 28(29),                 December 31,  September 30,
                                              -------------------------------------------------   ------------  -------------
                                                   1998        1999         2000         2001         2001          2002
                                              ------------  ----------  -----------  ----------   ------------  -------------
  Delinquent Mortgage Loans and
    Pending Foreclosures at Period End
      30-59 days..........................        1.08%        1.03%        1.36%        1.61%        1.89%         1.79%
      60-89 days..........................        0.16         0.18         0.22         0.28         0.39           0.43
      90 days or more (excluding
         pending foreclosures)............        0.16         0.12         0.16         0.14         0.23           0.33
                                              ------------  ----------  -----------  ----------   ------------  -------------
            Total of delinquencies                1.40%        1.32%        1.75%        2.03%        2.51%         2.55%
                                              ============  ==========  ===========  ==========   ============  =============
  Foreclosures pending....................        0.17%        0.14%        0.16%        0.27%        0.31%         0.31%
                                              ============  ==========  ===========  ==========   ============  =============

  Total delinquencies and foreclosures
    pending...............................        1.57%        1.46%        1.91%        2.30%        2.82%         2.86%
                                              ============  ==========  ===========  ==========   ============  =============


  Net Gains/(Losses) on liquidated
    loans(1)..............................    $(2,662,000)   $(2,882,524) $(3,076,240) $(2,988,604) $(5,677,141)  $(2,115,149)
  Percentage of Net Gains/(Losses) on
    liquidated loans(1)(2)................       (0.024)%     (0.018)%     (0.017)%     (0.014)%     (0.022)%      (0.007)%
  Percentage of Net Gains/(Losses) on
    liquidated loans (based on average
    outstanding principal balance)(1).....       (0.027)%     (0.021)%     (0.017)%     (0.015)%     (0.023)%      (0.007)%

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                   DESCRIPTION OF THE CLASS A-4 CERTIFICATES

     The Class A-4 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-4 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of November 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class A-4 Certificates was approximately $20,000,000 evidencing a beneficial ownership interest of approximately 49.25% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $32,412,397 and evidenced in the aggregate, a beneficial ownership interest of approximately 79.82% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $8,196,003 and evidenced in the aggregate, a beneficial ownership interest of approximately 20.18% in the Trust Fund. For additional information with respect to the Class A-4 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The monthly statement for November 2002, that has been furnished to Certificateholders of record on the most recent Distribution Date, is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption (as defined below), (ii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vi) the scheduled monthly payment for each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (vii) the Class Certificate Balance of the Class A-4 Certificates is $20,000,000 (viii) interest accrues on the Class A-4 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the closing date of the sale of the Class A-4 Certificates is December 17, 2002, (xi) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "Description of the Certificates--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiii) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% of the Prepayment Assumption assumes prepayment rates will be 0.50% per annum in month one, 1.0% per annum in month two, and increasing by 0.50% in each succeeding month until reaching a rate of 15.0% per annum in month 30 and remaining constant at 15.0% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any rate of the Prepayment Assumption or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-4 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining term to maturity of the Mortgage Loans specified in the Revised Structuring Assumptions.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                        Class A-4
                                              Percentage of the Prepayment
                                                       Assumption
          Distribution Date              0%     100%     250%     400%     500%
          -----------------              --     ----     ----     ----     ----
Initial Percent..................        100     100      100     100       100
December 17, 2002................        100     100      100     100       100
December 25, 2003................        100     100      100     100        99
December 25, 2004................        100     100      100      74        57
December 25, 2005................        100     100       80      46        27
December 25, 2006................         99      97       63      28        11
December 25, 2007................         97      93       50      16         2
December 25, 2008................         96      88       40       9         0
December 25, 2009................         94      83       32       6         0
December 25, 2010................         92      76       27       4         0
December 25, 2011................         90      70       22       3         0
December 25, 2012................         88      64       19       2         0
December 25, 2013................         86      59       15       2         0
December 25, 2014................         83      54       13       2         0
December 25, 2015................         81      49       10       1         0
December 25, 2016................         78      44        9       1         0
December 25, 2017................         74      40        7       1         0
December 25, 2018................         71      36        6       0         0
December 25, 2019................         68      32        5       0         0
December 25, 2020................         63      28        4       0         0
December 25, 2021................         59      25        3       0         0
December 25, 2022................         54      21        2       0         0
December 25, 2023................         49      18        2       0         0
December 25, 2024................         43      15        1       0         0
December 25, 2025................         37      12        1       0         0
December 25, 2026................         30       9        1       0         0
December 25, 2027................         23       7        0       0         0
December 25, 2028................         16       4        0       0         0
December 25, 2029................          8       2        0       0         0
                                           -       -        -       -         -
December 25, 2030................          0       0        0       0         0
                                           -       -        -       -         -
Weighted Average Life (years) **.       19.3     13.8      6.6     3.5       2.4
--------------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,115,074 and $50,000 and $4,000,000, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-4 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

     In general, a Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     - is signed under penalties of perjury by the beneficial owner of the Certificate,

     - certifies that such owner is not a U.S. Holder, and

     - provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

     Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

     A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder furnishes to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such cases, the signed statement may require a copy of the beneficial owner's W-8BEN (or substitute form).

     Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign

Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

     The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

     Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

     Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-4 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-4 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                   RATINGS

     The Class A-4 Certificates are currently rated "AAA" by Fitch, Inc. and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans Servicing LP, and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-4 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

     The following information sets forth certain characteristics of the Mortgage Loans included in the mortgage pool (the "Pool Characteristics") as of the Reference Date.

                       Pool Characteristics of the Mortgage Loans in Mortgage Loan Pool*
                                          (as of the Reference Date)

Number of Mortgage Loans.........................................................              109
Loan Group Principal Balance.....................................................          $40,608,401
Stated Principal Balance:
     Range.......................................................................      $251,947 to $1,057,537
     Average.....................................................................            $372,554
Original Term to Stated Maturity.................................................           360 months
Weighted Average Remaining Term to Stated Maturity...............................           333 months
Mortgage Rate:
     Range.......................................................................      7.000% to 9.500%
     Weighted Average............................................................             8.038%

Original Loan-to Value Ratios:
     Range.......................................................................      29.79% to 95.00%
     Weighted Average............................................................             76.14%
State Distribution of Mortgaged Properties:
     Located in State of California..............................................             49.01%
     Located in State of Texas...................................................              7.18%
     Located in State of Massachusetts...........................................              6.29%
     Located in the State of New York............................................              5.87%
     No other State has a concentration greater than 4.00%
Occupancy Types:
     Primary Home................................................................         At least 95.00%
     Secondary Home..............................................................        No more than 3.00%
     Investor....................................................................        No more than 2.00%
Types of Mortgaged Properties:
     Single Family...............................................................         At least 93.00%
     Condominium/Townhouses......................................................        No more than 6.00%
     Two-to Four-Family Units....................................................        No more than 2.00%
Purpose of Mortgage Loans:
     Purchase and Refinance (rate/term)..........................................         At least 80.00%
     Refinance (cash out)........................................................       No more than 20.00%
Documentation Program:
     Full/Alternative............................................................         At least 73.00%
     Reduced.....................................................................       No more than 21.00%
     CLUES plus..................................................................       No more than 3.00%
     Streamlined.................................................................       No more than 1.00%
     No Income / No Asset Verification...........................................       No more than 3.00%
..........
* Approximate.

                                                              EXHIBIT 2


THE                                                                                                   Distribution Date: 11/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew                             Countrywide Home Loans
212-815-3236                                     Mortgage Pass-Through Certificates
                                                           Series 2000-11

                                           Certificateholder Monthly Distribution Summary

                                       Certificate                    Pass
                           Class          Rate         Beginning      Through      Principal        Interest        Total
Class       Cusip       Description       Type          Balance       Rate (%)    Distribution    Distribution   Distribution

 A1       12669BA77      Senior        Fix-30/360             0.00    7.250000            0.00            0.00           0.00
 A2       12669BA85      Senior        Fix-30/360             0.00    7.250000            0.00            0.00           0.00
 A3       12669BA93      Senior        Fix-30/360    16,584,806.73    7.250000    4,363,295.00      100,199.87   4,463,494.88
 A4       12669BB27      Senior        Fix-30/360    20,000,000.00    7.250000            0.00      120,833.33     120,833.33
 PO       12669BB35      Strip PO      Fix-30/360       222,832.59    0.000000       31,947.11            0.00      31,947.11
 X        12669BB43      Strip IO      Fix-30/360    36,876,213.91    0.663568            0.00       20,391.56      20,391.56
 AR       12669BB50      Senior        Fix-30/360             0.00    7.250000            0.00            0.00           0.00

 M        12669BB68      Junior        Fix-30/360     3,053,203.18    7.250000        2,277.70       18,446.44      20,724.13
 B1       12669BB76      Junior        Fix-30/360     1,969,808.51    7.250000        1,469.48       11,900.93      13,370.41
 B2       12669BB84      Junior        Fix-30/360     1,181,885.10    7.250000          881.69        7,140.56       8,022.24
 B3       12669BB92      Junior        Fix-30/360       886,413.83    7.250000          661.27        5,355.42       6,016.68
 B4       12669BC26      Junior        Fix-30/360       590,942.54    7.250000          440.84        3,570.28       4,011.12
 B5       12669BC34      Junior        Fix-30/360       519,869.64    7.250000          387.82        3,140.88       3,528.70

Totals                                               45,009,762.12                4,401,360.91      290,979.27   4,692,340.16


           Current                       Cumulative
          Realized           Ending       Realized
Class      Losses           Balance        Losses

 A1           0.00            0.00             0.00
 A2           0.00             0.00            0.00
 A3           0.00    12,221,511.72            0.00
 A4           0.00    20,000,000.00            0.00
 PO           0.00       190,885.48            0.00
 X            0.00    33,518,795.11            0.00
 AR           0.00             0.00            0.00

 M            0.00     3,050,925.48            0.00
 B1           0.00     1,968,339.03            0.00
 B2           0.00     1,181,003.41            0.00
 B3           0.00       885,752.56            0.00
 B4           0.00       590,501.70            0.00
 B5           0.01       519,481.81      170,243.93

Totals        0.01    40,608,401.19      170,243.93


THE                                                                                                   Distribution Date: 11/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew                             Countrywide Home Loans
212-815-3236                                     Mortgage Pass-Through Certificates
                                                           Series 2000-11

                                                    Principal Distribution Detail

                           Original         Beginning        Scheduled                     Unscheduled           Net
                          Certificate      Certificate       Principal     Accretion        Principal         Principal
Class       Cusip           Balance          Balance       Distribution    Principal       Adjustments       Distribution

 A1       12669BA77     135,838,000.00             0.00            0.00          0.00             0.00               0.00
 A2       12669BA85      17,697,000.00             0.00            0.00          0.00             0.00               0.00
 A3       12669BA93      17,614,900.00    16,584,806.73    4,363,295.00          0.00             0.00   4,363,295.000.00
 A4       12669BB27      20,000,000.00    20,000,000.00            0.00          0.00             0.00               0.00
 PO       12669BB35         350,000.00       222,832.59       31,947.11          0.00             0.00          31,947.11
 X        12669BB43     182,227,172.00    36,876,213.91            0.00          0.00             0.00               0.00
 AR       12669BB50             100.00             0.00            0.00          0.00             0.00               0.00

 M        12669BB68       3,100,000.00     3,053,203.18        2,277.70          0.00             0.00           2,277.70
 B1       12669BB76       2,000,000.00     1,969,808.51        1,469.48          0.00             0.00           1,469.48
 B2       12669BB84       1,200,000.00     1,181,885.10          881.69          0.00             0.00             881.69
 B3       12669BB92         900,000.00       886,413.83          661.27          0.00             0.00             661.27
 B4       12669BC26         600,000.00       590,942.54          440.84          0.00             0.00             440.84
 B5       12669BC34         700,002.79       519,869.64          387.82          0.00             0.00             387.82

Totals                  200,000,002.79    45,009,762.12    4,401,360.91          0.00             0.00       4,401,360.91


              Current           Ending            Ending
              Realized        Certificate       Certificate
Class          Losses           Balance           Factor

 A1                0.00              0.00      0.00000000000
 A2                0.00              0.00      0.00000000000
 A3                0.00     12,221,511.72      0.69381669622
 A4                0.00     20,000,000.00      1.00000000000
 PO                0.00        190,885.48      0.54538707731
 X                 0.00     33,518,795.11      0.18393961088
 AR                0.00              0.00      0.00000000000

 M                 0.00      3,050,925.48      0.98416951115
 B1                0.00      1,968,339.03      0.98416951484
 B2                0.00      1,181,003.41      0.98416950821
 B3                0.00        885,752.56      0.98416951650
 B4                0.00        590,501.70      0.98416949992
 B5                0.01        519,481.81      0.74211391603

Totals             0.01     40,608,401.19



THE                                                                                                   Distribution Date: 11/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew                             Countrywide Home Loans
212-815-3236                                     Mortgage Pass-Through Certificates
                                                           Series 2000-11


                                                    Interest Distribution Detail

           Beginning       Pass         Accrued     Cumulative                 Total           Net        Unscheduled
          Certificate     Through       Optimal       Unpaid     Deferred     Interest     Prepayment      Interest        Interest
Class       Balance       Rate (%)      Interest     Interest    Interest       Due      Int Shortfall    Adjustment         Paid

 A1              0.00     7.250000          0.00         0.00        0.00         0.00            0.00           0.00          0.00
 A2              0.00     7.250000          0.00         0.00        0.00         0.00            0.00           0.00          0.00
 A3     16,584,806.73     7.250000    100,199.87         0.00        0.00   100,199.87            0.00           0.00    100,199.87
 A4     20,000,000.00     7.250000    120,833.33         0.00        0.00   120,833.33            0.00           0.00    120,833.33
 PO        222,832.59     0.000000          0.00         0.00        0.00         0.00            0.00           0.00          0.00
 X      36,876,213.91     0.663568     20,391.56         0.00        0.00    20,391.56            0.00           0.00     20,391.56
 AR              0.00     7.250000          0.00         0.00        0.00         0.00            0.00           0.00          0.00

 M       3,053,203.18     7.250000     18,446.44         0.00        0.00    18,446.44            0.00           0.00     18,446.44
 B1      1,969,808.51     7.250000     11,900.93         0.00        0.00    11,900.93            0.00           0.00     11,900.93
 B2      1,181,885.10     7.250000      7,140.56         0.00        0.00     7,140.56            0.00           0.00      7,140.56
 B3        886,413.83     7.250000      5,355.42         0.00        0.00     5,355.42            0.00           0.00      5,355.42
 B4        590,942.54     7.250000      3,570.28         0.00        0.00     3,570.28            0.00           0.00      3,570.28
 B5        519,869.64     7.250000      3,140.88         0.00        0.00     3,140.88            0.00           0.00      3,140.88

Totals  45,009,762.12                 290,979.27         0.00        0.00   290,979.27            0.00           0.00    290,979.27


THE                                                                                                   Distribution Date: 11/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew                             Countrywide Home Loans
212-815-3236                                     Mortgage Pass-Through Certificates
                                                           Series 2000-11


                                                     Current Payment Information
                                                         Factors per $1,000

                              Original        Beginning Cert.                                            Ending Cert.        Pass
                             Certificate         Notional             Principal         Interest           Notional         Through
Class      Cusip               Balance           Balance            Distribution      Distribution          Balance         Rate (%)

 A1      12669BA77        135,838,000.00         0.000000000         0.000000000       0.000000000        0.000000000       7.250000
 A2      12669BA85         17,697,000.00         0.000000000         0.000000000       0.000000000        0.000000000       7.250000
 A3      12669BA93         17,614,900.00       941.521480473       247.704784249       5.688358945      693.816696224       7.250000
 A4      12669BB27         20,000,000.00     1,000.000000000         0.000000000       6.041666667    1,000.000000000       7.250000
 PO      12669BB35            350,000.00       636.664545421        91.277468110       0.000000000      545.387077310       0.000000
 X       12669BB43        182,227,172.00       202.363969683         0.000000000       0.111901874      183.939610883       0.663568
 AR      12669BB50                100.00         0.000000000         0.000000000       0.000000000        0.000000000       7.250000

 M       12669BB68          3,100,000.00       984.904251942         0.734740791       5.950463189      984.169511151       7.250000
 B1      12669BB76          2,000,000.00       984.904255634         0.734740794       5.950463211      984.169514840       7.250000
 B2      12669BB84          1,200,000.00       984.904248999         0.734740789       5.950463171      984.169508210       7.250000
 B3      12669BB92            900,000.00       984.904257293         0.734740795       5.950463221      984.169516498       7.250000
 B4      12669BC26            600,000.00       984.904240705         0.734740782       5.950463121      984.169499922       7.250000
 B5      12669BC34            700,002.79       742.667947991         0.554024397       4.486952186      742.113916029       7.250000

Totals                    200,000,002.79       225.048807461        22.006804243       1.454896330      203.042003118


THE                                                                                                   Distribution Date: 11/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew                             Countrywide Home Loans
212-815-3236                                     Mortgage Pass-Through Certificates
                                                           Series 2000-11


Pool Level Data                                                                                                           11/25/02

Distribution Date                                                                                                          12/1/00
Cut-off Date                                                                                                               11/1/02
Determination Date                                                                                                         10/1/02
Accrual Period 30/360                       Begin                                                                          11/1/02
                                            End                                                                                 30
Number of Days in 30/360 Accrual Period



                       Collateral Information

Group 1
-------

Cut-Off Date Balance                                                                                                   200,000,000

Beginning Aggregate Pool Stated Principal Balance                                                                       45,009,762
Ending Aggregate Pool Stated Principal Balance                                                                          40,608,401

Beginning Aggregate Certificate Stated Principal Balance                                                                45,009,762
Ending Aggregate Certificate Stated Principal Balance                                                                   40,608,401

Beginning Aggregate Loan Count                                                                                                 122
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 13
Ending Aggregate Loan Count                                                                                                    109

Beginning Weighted Average Loan Rate (WAC)                                                                               8.044061%
Ending Weighted Average Loan Rate (WAC)                                                                                  8.064519%

Beginning Net Weighted Average Loan Rate                                                                                 7.757764%
Ending Net Weighted Average Loan Rate                                                                                    7.779096%

Weighted Average Maturity (WAM) (Months)                                                                                       338

Servicer Advances                                                                                                           26,732

Aggregate Pool Prepayment                                                                                                4,367,767
Pool Prepayment Rate                                                                                                       70.6505





                              Certificate Information

Group 1
-------

Senior Percentage                                                                                                   81.6863471353%
Senior Prepayment Percentage                                                                                       100.0000000000%
Subordinate Percentage                                                                                              18.3136528647%
Subordinate Prepayment Percentage                                                                                    0.0000000000%


THE                                                                                                   Distribution Date: 11/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew                             Countrywide Home Loans
212-815-3236                                     Mortgage Pass-Through Certificates
                                                           Series 2000-11


Certificate Account


Deposit
Payments of Interest and Principal                                                                                    4,698,623.12
Liquidation Proceeds                                                                                                          0.00
All Other Proceeds                                                                                                            0.00
Other Amounts                                                                                                                 0.00
                                                                                                                      ------------
Total Deposits                                                                                                        4,698,623.12



Withdrawals

Reimbursement of Servicer Advances                                                                                            0.00
Payment of Master Servicer Fees                                                                                           5,259.07
Payment of Sub Servicer Fees                                                                                              1,023.87
Payment of Other Fees                                                                                                         0.00
Payment of Insurance Premium(s)                                                                                               0.00
Payment of Personal Mortgage Insurance                                                                                        0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                              0.00
Payment of Principal and Interest                                                                                     4,692,340.18

Total Withdrawals                                                                                                     4,698,623.12

Ending Balance                                                                                                               -0.00



Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                 4,117.96
Compensation for Gross PPIS from Servicing Fees                                                                           4,117.96
Other Gross PPIS Compensation                                                                                                 0.00
                                                                                                                          --------
Total Net PPIS (Non-Supported PPIS)                                                                                           0.00



Master Servicing Fees Paid                                                                                                5,259.07
Sub Servicing Fees Paid                                                                                                   1,023.87
Insurance Premium(s) Paid                                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                                         0.00
Other Fees Paid                                                                                                               0.00
                                                                                                                          --------
Total Fees                                                                                                                6,282.94


THE                                                                                                   Distribution Date: 11/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew                             Countrywide Home Loans
212-815-3236                                     Mortgage Pass-Through Certificates
                                                           Series 2000-11


                                  Delinquency Information

Group 1
-------


Delinquency                                                          30-59 Days       60-89 Days      90+ Days       Totals
-----------                                                          ----------       ----------      --------       ------

Scheduled Principal Balance                                         1,414,525.56      351,912.20     634,589.07    2,401,026.83
Percentage of Total Pool Balance                                       3.483332%       0.866599%      1.562704%       5.912636%
Number of Loans                                                                4               1              2               7
Percentage of Total Loans                                              3.669725%       0.917431%      1.834862%       6.422018%


Foreclosure
-----------

Scheduled Principal Balance                                                                                        1,017,989.70
Percentage of Total Pool Balance                                                                                      2.506845%
Number of Loans                                                                                                               2
Percentage of Total Loans                                                                                             2.752294%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans Percentage of Total Loans                                                                             0.000000%

REO
---

Scheduled Principal Balance                                                                                               0.00
Percentage of Total Pool Balance                                                                                     0.000000%
Number of Loans                                                                                                           0.00
Percentage of Total Loans                                                                                            0.000000%

Book Value of all REO Loans                                                                                               0.00
Percentage of Total Pool Balance                                                                                     0.000000%

Current Realized Losses                                                                                                   0.00
Additional Gains (Recoveries)/Losses                                                                                      0.00
Total Realized Losses                                                                                               170,240.43



                       Subordination/Credit Enhancement Information



Protection                                                                                          Original          Current
----------                                                                                          --------          -------

Bankruptcy Loss                                                                                    50,000.00        50,000.00
Bankruptcy Percentage                                                                              0.025000%        0.123127%
Credit/Fraud Loss                                                                               4,000,000.00     4,000,000.00
Credit/Fraud Loss Percentage                                                                       2.000000%        9.850178%


THE                                                                                                   Distribution Date: 11/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew                             Countrywide Home Loans
212-815-3236                                     Mortgage Pass-Through Certificates
                                                           Series 2000-11


Protection                                                                                          Original          Current
----------                                                                                          --------          -------

Special Hazard Loss                                                                               2,400,000.00      2,115,074.06
Special Hazard Loss Percentage                                                                       1.200000%         5.208464%

Credit Support                                                                                      Original          Current
--------------                                                                                      --------          -------

Class A                                                                                         191,500,000.00     32,412,397.20
Class A Percentage                                                                                  95.749999%        79.816974%

Class M                                                                                           3,100,000.00      3,050,925.48
Class M Percentage                                                                                   1.550000%         7.513040%

Class B1                                                                                          2,000,000.00      1,968,339.03
 Class B1 Percentage                                                                                 1.000000%         4.847123%

Class B2                                                                                          1,200,000.00      1,181,003.41
Class B2 Percentage                                                                                  0.600000%         2.908274%

Class B3                                                                                            900,000.00        885,752.56
Class B3 Percentage                                                                                  0.450000%         2.181205%

Class B4                                                                                            600,000.00        590,501.70
Class B4 Percentage                                                                                  0.300000%         1.454137%

Class B5                                                                                            700,002.79        519,481.81
Class B5 Percentage                                                                                  0.350001%         1.279247%